                                                                   EXHIBIT 10(p)




                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                          AMERICAN PARTS SYSTEMS, INC.


                                       AND


                          RANKIN AUTOMOTIVE GROUP, INC.


                         Dated as of September 17, 1998

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        -------
ARTICLE I.   DEFINITIONS 2
   Section 1.1.  Definitions  2


ARTICLE II.  SALE AND PURCHASE OF PURCHASED ASSETS AND ASSUMPTION OF
                 ASSUMED LIABILITIES.........................................10
   Section 2.1.  Purchase and Sale of Purchased Assets.......................10
   Section 2.2.  Assumption of Obligations and Liabilities...................10
   Section 2.3.  Inventory Levels and Purchase Price.........................11
   Section 2.4.  Physical Inventory; Determination of
                    Purchased Inventory......................................16
   Section 2.5.  Condition of Purchased Assets; Return of Inventory;
                    Inventory in Transit.....................................16
   Section 2.6.  Allocation of Purchase Price................................18
   Section 2.7.  Sale at Closing Date........................................19
   Section 2.8.  Apportionments..............................................19


ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF SELLER.......................19
   Section 3.1.  Authority of Seller.........................................19
   Section 3.2.  No Conflict or Violation....................................20
   Section 3.3.  Consents and Approvals......................................20
   Section 3.4.  Compliance with Law.........................................20
   Section 3.5.  Permits.....................................................20
   Section 3.6.  Ownership of Purchased Assets...............................21
   Section 3.7.  Assigned Contracts..........................................21
   Section 3.8.  Labor Relations.............................................21
   Section 3.9.  Litigation..................................................21
   Section 3.10.  Brokers....................................................22
   Section 3.11.  Disclaimer of Additional Representations and Warranties;
                  Schedules..................................................22


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................23
   Section 4.1.  Authority of Purchaser......................................23
   Section 4.2.  No Conflict or Violation....................................23
   Section 4.3.  Consents and Approvals......................................23
   Section 4.4.  Availability of Funds.......................................24
   Section 4.5.  Litigation..................................................24
   Section 4.6.  Brokers.....................................................24
   Section 4.7.  Adequate Assurances Regarding Executory
                    Contracts................................................24
   Section 4.8.  Good Faith Dispute..........................................24



                                       i
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
   Section 4.9.  Security Interest...........................................24

ARTICLE V.  CERTAIN COVENANTS OF SELLER......................................25
   Section 5.1.  Conduct of Business Before the Closing Date.................25
   Section 5.2.  Consents and Approvals......................................25
   Section 5.3.  Information and Access......................................25
   Section 5.4.  Further Assurances..........................................26
   Section 5.5.  Reasonable Efforts..........................................26
   Section 5.6.  Assignment of Contracts.....................................26
   Section 5.7.  Services to be provided by Seller...........................26
   Section 5.8.  Cure of Defaults............................................26
   Section 5.9.  Bankruptcy Actions..........................................26
   Section 5.10.  Audit of Operations at Business Location...................27
   Section 5.11.  Severance; Vacation and Sick Leave.........................27


ARTICLE VI.  CERTAIN COVENANTS OF PURCHASER..................................27
   Section 6.1.  Reasonable Efforts..........................................27
   Section 6.2.  Consents and Approvals......................................27
   Section 6.3.  Adequate Assurances Regarding Executory
                    Contracts................................................28
   Section 6.4.  Performance Under Assigned Contracts........................28
   Section 6.5.  Further Assurances..........................................28
   Section 6.6.  Purchaser Financing.........................................28
   Section 6.7.  Recording of Lease..........................................29
   Section 6.8.  Payment of Outstanding Accounts Receivable..................29


ARTICLE VII.  CONDITIONS TO SELLER'S OBLIGATIONS.............................29
   Section 7.1.  Representations and Warranties..............................29
   Section 7.2.  Compliance with Agreement...................................30
   Section 7.3.  Consents....................................................30
   Section 7.4.  Purchaser's Closing Deliveries and
                    Obligations..............................................30
   Section 7.5.  Availability of Purchaser Financing.........................30
   Section 7.6.  Entry of the Order..........................................30
   Section 7.7.  No Adverse Proceeding.......................................30
   Section 7.8.  Assignment of Contracts.....................................30
   Section 7.9.  Payment of Outstanding Accounts Receivable..................30


ARTICLE VIII.  CONDITIONS TO PURCHASER'S OBLIGATIONS.........................31
   Section 8.1.  Representations and Warranties..............................31
   Section 8.2.  Compliance with Agreement...................................31
   Section 8.3.  No Adverse Proceeding.......................................31
   Section 8.4.  Consents....................................................31
   Section 8.5.  Seller's Closing Deliveries and Obligations.................32



                                       ii
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
   Section 8.6.  Entry of the Order..........................................32
   Section 8.7.  Assignment of Contracts.....................................32


ARTICLE IX.  THE CLOSING; BREAK-UP FEE; TERMINATION..........................32
   Section 9.1.  The Closing  32
   Section 9.2.  Break-up Fee 34
   Section 9.3.  Termination  35
   Section 9.4.  Effects of Termination......................................36


ARTICLE X.  TAXES............................................................36
   Section 10.1.  Taxes Related to Purchase of Assets........................36
   Section 10.2.  Proration of Real and Personal Property
                     Taxes...................................................37
   Section 10.3.  Cooperation on Tax Matters.................................37


ARTICLE XI.  EMPLOYEES AND EMPLOYEE BENEFIT PLANS............................38
   Section 11.1.  Current Intent Regarding Business
                     Employees; WARN.........................................38


ARTICLE XII.  MISCELLANEOUS PROVISIONS.......................................38
   Section 12.1.  Representations and Warranties.............................38
   Section 12.2.  Notices....................................................39
   Section 12.3.  Amendments.................................................40
   Section 12.4.  Assignment.................................................40
   Section 12.5.  Announcements..............................................40
   Section 12.6.  Expenses...................................................40
   Section 12.7.  Entire Agreement...........................................40
   Section 12.8.  Descriptive Headings.......................................41
   Section 12.9.  Counterparts...............................................41
   Section 12.10.  Governing Law; Jurisdiction...............................41
   Section 12.11.  Construction..............................................41
   Section 12.12.  Severability..............................................42
   Section 12.13.  Confidentiality...........................................42



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
SCHEDULE
LETTER/NUMBER              SCHEDULE NAME
Schedule A                 Fixed Assets
Schedule B-1               Inventory
Schedule B-2               Purchased Inventory
Schedule B-3               In-transit Inventory Purchase Orders
Schedule B-4               In-transit Inventory
Schedule C                 Other Contracts
Schedule D                 Auto Parts Finance Company Notes
Schedule E                 Accounts Receivable
2.3                        Deposits
3.3                        Consents and Approvals
3.7                        Assigned Contracts
3.5                        Permits
3.8                        Collective Bargaining Agreements
3.10                       Litigation
4.4                        Financing Agreements
4.8                        Disputed Purchaser Obligations

EXHIBIT  EXHIBIT NAME

         A                 Assignment and Assumption Agreement
         B                 Bill of Sale and Assumption Agreement
         C                 Order
         D                 Form of Services Agreement
         E                 Form of Note

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of September 17, 1998 between American Parts Systems, Inc., a Delaware corporation, and a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, and its affiliates Autoparts Finance Company, Inc. ("AFCO"), A.P.S., Inc., APS Management Services, Inc. and Parts, Inc.(all such entities collectively, "Seller") a Delaware corporation and a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, and Rankin Automotive Group, Inc., a Louisiana corporation ("Purchaser").

                                    RECITALS

                  WHEREAS, Seller is engaged in the business of selling and distributing automotive replacement parts, accessories and supplies and operates a distribution center located in leased premises in Monroe, Louisiana (the "Business Location");

                  WHEREAS, AFCO is engaged in the business of providing financing to Seller's customers and is the owner of certain notes associated with loans made to customers of the Business Location;

                  WHEREAS, on February 2, 1998, Seller filed a voluntary petition with the Bankruptcy Court initiating a case under chapter 11 of the Bankruptcy Code and has continued in the possession of its assets and in the management of its business pursuant to sections 1107 and 1008 of the Bankruptcy Code;

                  WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, certain of the assets associated with the Seller's operations at the Business Location, subject to certain liabilities, all on the terms and subject to the conditions set forth herein; and

                  WHEREAS, in connection with its contemplated purchase of assets, Purchaser desires to conduct business at the Business Location and: (i) to hire substantially all of Seller's employees currently employed at the Business Location; and (ii) for a limited time after the Closing Date, to (a) obtain limited access to Seller's Parts Information Management System and (b) obtain certain related services from Seller, all on the terms and subject to the conditions set forth herein and in the Ancillary Agreements.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.1 DEFINITIONS. Unless otherwise defined herein, the terms defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below:

                  "ACCOUNTS RECEIVABLE" means all customer accounts receivable allocable to the Business, as well as all customer accounts receivable assigned to the Business from the Seller's Jackson, Mississippi Distribution Center and all rights to bill customers for products shipped or services rendered on or prior to the Closing Date, as described in Schedule E annexed hereto, provided, however that Accounts Receivable shall not include: (i) any accounts receivable owing from Purchaser to Seller or its affiliates; or (ii) any accounts receivable that are allocable to jobbers that, as of the Closing Date, no longer purchase their inventory from Seller.

                  "AFCO" has the meaning set forth in the preamble.

                  "AFFILIATE" means "affiliate" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

                  "AGREEMENT" has the meaning set forth in the preamble and shall include all Schedules and Exhibits hereto.

                  "ALTERNATIVE TRANSACTION" has the meaning set forth in
         SECTION 9.2.

                  "ANCILLARY AGREEMENTS" means, collectively, the Assignment and Assumption Agreements, the Bill of Sale and Assumption Agreement the Services Agreement and the Note.

                  "APPORTIONMENT DATE" has the meaning set forth in SECTION 2.8.



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                  "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the form of
         Assignment and Assumption Agreement to be executed at Closing by Purchaser and Seller for each of the Assigned Contracts, in substantially the form attached hereto as EXHIBIT A.

                  "ASSIGNED CONTRACTS" means the Lease and the Other Contracts to be assigned by Seller to Purchaser and set forth on Schedule 3.7.

                  "ASSUMED LIABILITIES" has the meaning set forth in
         SECTION 2.2.

                  "AUDIT" has the meaning set forth in SECTION 5.10.

                  "AUTO PARTS FINANCE COMPANY NOTES" means those notes listed on SCHEDULE D annexed to this Agreement that are current and performing.

                  "BANKRUPTCY CODE" means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101, et seq.

                  "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware, or any other court, having jurisdiction over the Cases from time to time.

                  "BILL OF SALE AND ASSUMPTION AGREEMENT" means the Bill of Sale and Assumption Agreement to be executed at Closing by Purchaser and Seller in substantially the form attached hereto as EXHIBIT B.

                  "BOOK VALUE" with respect to Accounts Receivable, means the net book value of an Account Receivable, as reflected on Seller's books and records relating to such Account Receivable, including all interest or finance charges allocable thereto, provided, however that Book Value shall not include any finance charges allocable to past due Accounts Receivable as reflected in Seller's records.

                  "BREAK-UP FEE" has the meaning set forth in Section 9.2.

                  "BUSINESS" means Seller's business operations conducted at the Business Location.



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                  "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in The City of New York.

                  "BUSINESS EMPLOYEES" means employees of the Seller whose duties relate primarily to the Business.

                  "BUSINESS LOCATION" has the meaning set forth in the Recitals hereto.

                  "CASES" means the Chapter 11 cases of Seller pending in the Bankruptcy Court and being jointly administered for procedural purposes as In re APS Holding Corporation, et. al., Case No. 98-197 (PJW).

                  "CLOSING" has the meaning set forth in SECTION 9.1.

                  "CLOSING DATE" has the meaning set forth in SECTION 9.1.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMITTED FINANCING" means funds available pursuant to a written commitment letter or other similar documentation from a commercial bank or other lending institution, which lender, commitment letter and other documentation are acceptable to Seller.

                  "DIP LENDERS" means the financial institutions from time to time party to the Revolving Credit, Term Loan and Guaranty Agreement.

                  "DIRTY CORE AND WARRANTY INVENTORY" means any and all used cores and warranty inventory present at the Business Location on various specified dates as contemplated by this Agreement.

                  "ELIGIBLE RECEIVABLES" shall mean all Accounts Receivable purchased by the Purchaser pursuant to this Agreement and all accounts receivable generated by Purchaser at the Business Location or otherwise from the Purchased Assets, on and after the Closing Date and up to and including the later of the Note Maturity Date or the date on which Purchaser has paid to Seller all amounts payable by it under the terms of the Note.

                  "EVENT OF DEFAULT" has the meaning assigned to it in the Note.

                  "EXCESS INVENTORY" means: (i) any New Inventory in excess of $5,650,000, based on PIMS Inventory Value, on hand at the Business Location as of the Closing Date; (ii) any Dirty Core and Warranty Inventory in excess of $350,000, based on PIMS Inventory Value, on hand at the Business Location as of the Closing Date; and (iii) any In-transit Inventory in excess of $600,000, based on PIMS Inventory Value, all as designated by mutual agreement of the Purchaser and the Seller in the manner described in SECTION 2.3.

                  "EXCLUDED ASSETS" means all of Seller's assets other than those specifically defined as Purchased Assets.

                  "EXECUTORY CONTRACTS" means all Assigned Contracts entered into by or assigned to Seller before February 2, 1998 and which are executory or unexpired as of the Closing Date.

                  "FIXED ASSETS" means, to the extent used in the Business, (i) all of the machinery, equipment, furniture, fixtures, signs, vehicles and leasehold improvements located at the Business Location on the Closing Date and which are owned by Seller, a list of which is attached as SCHEDULE A, which list shall be updated on the Closing Date, and
         (ii) to the extent assignable, any rights of Seller to the warranties, licenses and other similar rights with respect thereto.

                  "GAAP" means United States generally accepted accounting principles, applied on a consistent basis and consistent with Seller's historical practices, as in effect from time to time.

                  "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county, local or municipal governmental or administrative agency or political subdivision thereof, (b) any governmental authority, board, bureau, commission, department or instrumentality, or (c) any court or administrative tribunal.

                  "HIGHER OR BETTER OFFER" has the meaning set forth in SECTION 9.2.

                  "INVENTORY" means all items of New Inventory and Dirty Core and Warranty Inventory. SCHEDULE B-1, which shall be prepared in accordance with SECTION 2.4 hereof and annexed to this Agreement on the Closing Date, shall set forth a description of the Inventory.

                  "IN-TRANSIT INVENTORY" means all automotive inventory subject to open purchase orders relating to the Business (including back orders) of Seller as of the Closing Date. SCHEDULE B-4 hereto, which shall be prepared in accordance with SECTION 2.5(c) and annexed hereto on the Closing Date, shall set forth a description of: (i) all items of In-transit Inventory; and (ii) the PIMS Inventory Value for each item of In-transit Inventory, as indicated on the In-transit Inventory Purchase Orders or on other purchase orders for In-transit Inventory which may be provided by Seller to Purchaser.

                  "IN-TRANSIT INVENTORY PURCHASE ORDERS" means: (a) the open purchase orders annexed to this Agreement as SCHEDULE B-3 on the Closing Date and relating to In-transit Inventory; and (b) all back orders of In-transit Inventory received after the Closing Date.

                  "IRS" means the Internal Revenue Service of the United States Department of the Treasury.

                  "KNOWLEDGE" as applied to Seller means the actual knowledge of the President, Chief Executive Officer or the Chief Financial Officer of Seller and as applied to Purchaser means the actual knowledge of the President, the Chief Executive Officer, the Chairman of the Board or the Chief Financial Officer.

                  "LEASED PROPERTY" means the premises subject to the Lease.

                  "LEASE" means the warehouse lease for premises located at 2200 Booth Street, Monroe, Louisiana, 71201 dated as of August 24, 1984 between Seller, as tenant, and Campco of Monroe, Inc., as landlord.

                  "LIEN" means any mortgage, pledge, security interest, charge or other encumbrance.

                  "MRA" means a merchandise repurchase agreement among Seller, independent jobbers and a lender, pursuant to which MRA the independent jobber may return items of Inventory to Seller, typically at a discount to purchase price. A list of MRAs relating to the Business customers is included in the schedule of Other Contracts annexed hereto as SCHEDULE C.

                  "NEW INVENTORY" means all items of new automotive inventory, including core charges associated with such inventory, if applicable, owned by Seller and on hand at the Business Location on various specified dates as contemplated by this Agreement.

                  "NOTE" shall have the meaning set forth in Section 2.3(g).

                  "NOTE MATURITY DATE" shall have the meaning set forth in
         Section 2.3(g).

                  "ORDER" means an order of the Bankruptcy Court, in substantially the form attached hereto as EXHIBIT C, which order shall not have been stayed, vacated or otherwise rendered ineffective, authorizing, among other things, the sale of the Purchased Assets to Purchaser, the assumption and assignment of the Assigned Contracts to Purchaser, the transactions contemplated by the Services Agreement, and all other transactions and agreements contemplated hereby.

                  "OTHER CONTRACTS" means the contracts which are listed on the OTHER CONTRACTS SCHEDULE attached hereto as SCHEDULE C, provided, however that Other Contracts shall not include any product purchase agreement.

                  "PERMIT" means any permit, approval, authorization, license, variance or permission required by a Governmental Agency under any applicable law.

                  "PERSON" means any individual, partnership, corporation, trust, association, limited liability company, Governmental Agency or other entity.

                  "PHYSICAL INVENTORY DATE" means the last day of the Physical Inventory Period.

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                  "PHYSICAL INVENTORY PERIOD" has the meaning set forth in
         SECTION 2.4(a).

                  "PIMS" means the Parts Information Management System, the information management system used in operating the Business, limited access to which may be granted to Purchaser pursuant to the Services Agreement.

                  "PIMS INVENTORY VALUE" means the invoice cost to Seller per item of Inventory (excluding any early payment, cash discount, or vendor rebate) as shown on PIMS on the Physical Inventory Date.

                  "PLAN" or "PLANS" has the meaning set forth in SECTION 3.9(a).

                  "Proceeds Account" has the meaning set forth in
         SECTION 2.3(h).

                  "PURCHASE PRICE" has the meaning set forth in SECTION 2.3.

                  "PURCHASED ASSETS" means all of the Seller's right, title and interest in and to the following:

                          (a) the Purchased Inventory;

                          (b) the Fixed Assets;

                          (c) the Assigned Contracts;

                          (d) records relating primarily to the Purchased
                  Assets, and copies of personnel files for Business Employees;

                          (e) to the extent legally assignable, all Permits
                  required to conduct business at the Business Location;

                          (f) independent customer lists and other information
                  and data relating to the independent customers of the Business at the Business Location;

                          (g) all deposits (including security deposits) and
                  prepayments made by Seller under any of the Assigned
                  Contracts;

                          (h) all of the Auto Parts Finance Company Notes;

                          (i) all of the Accounts Receivable; and

                          (j) no less than $600,000 of PIMS Inventory Value of
                  In-transit Inventory;

         provided, however, that notwithstanding any of the foregoing provisions of this definition, the Purchased Assets shall not include any Excluded Assets.

                  "PURCHASED INVENTORY" has the meaning set forth in SECTION 2.4(b), a complete list of which Purchased Inventory shall be annexed to this Agreement as SCHEDULE B-2 on the Closing Date.

                  "PURCHASER'S OUTSTANDING ACCOUNTS RECEIVABLE" means any and all obligations, including contingent obligations, and obligations not due until after the Closing Date of Purchaser to Seller arising under accounts or agreements entered between Purchaser and Seller, other than those Accounts Receivable or portions of Accounts Receivable specifically scheduled on Schedule 4.8 hereto, which items the Purchaser hereby certifies that it disputes in good faith.

                  "REJECTED INVENTORY" means those items of New Inventory, the aggregate value of which shall not exceed $300,000 in PIMS Inventory Value, that Purchaser in good faith rejects, elects not to purchase and returns to Seller in the manner contemplated by SECTION 2.3(c) hereof.

                  "REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT" means the Revolving Credit, Term Loan and Guaranty Agreement, dated as of February 2, 1998, as the same has been and may be amended, among APS Holding Corporation, Seller, Seller's subsidiaries and the DIP Lenders.

                  "SCHEDULES" means the various Schedules referred to in this Agreement delivered separately to Purchaser on or before the date of this Agreement, except as otherwise specified in this Agreement.

                  "SERVICES AGREEMENT" means the Services Agreement to be entered into by Purchaser and Seller at Closing, pursuant to which Services Agreement Seller shall render certain services relating to PIMS to Purchaser for a limited time following the Closing Date, as contemplated by SECTION 5.7 and substantially in the form attached hereto as EXHIBIT D.

                  "TAX RETURN" means any report, return, information return, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a taxing authority in connection with Taxes.

                  "TAXES" means all federal, state, local and foreign taxes, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, withholding, Social Security, unemployment, disability, real property, personal property, registration, alternative or add-on minimum, estimated or other tax, including any interest, penalties or additions thereto, whether disputed or not.

                  "TRANSACTION TAXES" has the meaning set forth in SECTION 10.1.

                                  ARTICLE III.

                              SALE AND PURCHASE OF
                              PURCHASED ASSETS AND
                        ASSUMPTION OF ASSUMED LIABILITIES

                  SECTION 2.1. PURCHASE AND SALE OF PURCHASED ASSETS. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase from Seller and Seller shall sell, transfer, assign, convey and deliver to Purchaser at the Business Location, all of Seller's right, title and interest in and to the Purchased Assets provided, however, that Seller shall be entitled to retain copies of all books and records, in whatever form, included in the Purchased Assets.

                  SECTION 2.2. ASSUMPTION OF OBLIGATIONS AND LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, from and after the Closing, Purchaser will assume and pay, perform, discharge and be responsible for all of the following liabilities of Seller (collectively, the "ASSUMED LIABILITIES"):

                  (a) all obligations and liabilities of Seller under the Assigned Contracts which accrue on and after the Closing Date; and

                  (b) all obligations and liabilities of Seller relating to the Leased Property which accrue on and after the Closing Date; and

                  (c) all obligations and liabilities set forth in Article XI.

Purchaser shall not assume or pay, perform, discharge or be responsible for any of the obligations or liabilities of Seller other than the Assumed Liabilities. Without limiting any of Purchaser's obligations under ARTICLE XI hereof with respect to the Business Employees, Purchaser expressly does not assume any obligations or liabilities of Seller that arise prior to the Closing Date with respect to the Business Employees. Seller shall not assume or be responsible for any obligations or liabilities of Purchaser that arise from and after the Closing Date with respect to the Business Employees. In addition, Purchaser does not assume and Seller remains responsible for all obligations and liabilities related to all rebate and incentive programs established by or for national accounts, manufacturers, or customers and relating to sales by Seller prior to the Closing Date.

                  SECTION 2.3.  INVENTORY LEVELS AND PURCHASE PRICE.

                  (a) On the terms and subject to the conditions set forth in this Agreement, the purchase price payable by Purchaser to Seller for the Purchased Assets shall be an aggregate amount equal to the sum of the following, payable on various dates as described in this SECTION 2.3:

                        (i) eighty-two percent (82%) of the PIMS Inventory Value for all of the items of New Inventory to be purchased by Purchaser in accordance with the terms of this Agreement; plus

                        (ii) one hundred percent (100%) of the depreciated book value for the Fixed Assets; plus

                        (iii) deposits, including security deposits (and prepayments made by Seller under the Assigned Contracts) as set forth in SECTION 2.8 and as specifically described in SCHEDULE 2.3; plus

                           (iv) an amount equal to eighty percent (80%) of the Book Value of any and all of those Accounts Receivable that are less than thirty-one (31) days old as of the Closing Date; plus

                           (v) an amount equal to sixty percent (60%) of the Book Value of any and all of those Accounts Receivable that are greater than thirty (30) days but less than sixty-one (61) days old as of the Closing Date; plus

                           (vi) an amount equal to ten percent (10%) of the Book Value of any and all of those Accounts Receivable that are greater than sixty (60) days but less than ninety-one (91) days old as of the Closing Date; plus

                           (vii) an amount equal to one hundred percent (100%) of the outstanding principal balance of the Auto Parts Finance Company Notes as of the Closing Date, and all accrued interest on the Auto Parts Finance Company Notes outstanding as of the Closing Date,; plus

                           (viii) an amount equal to one hundred percent (100%) of the PIMS Inventory Value for the Dirty Core and Warranty Inventory to be purchased by Purchaser in accordance with the terms of this Agreement; plus

                           (ix) an amount equal to one hundred percent (100%) of the PIMS Inventory Value for each item of the In-transit Inventory to be purchased by Purchaser in accordance with the terms of this Agreement and paid for as contemplated by Section 2.5(c) (the aggregate of such amounts described in subsections (i) through (ix) hereof inclusive, the "PURCHASE PRICE").

Purchaser shall receive any and all of those Accounts Receivable that are greater than ninety (90) days old as of the Closing Date at no cost to the Purchaser.

                  (b) On the Closing Date, Purchaser shall pay to Seller an amount of the Purchase Price in cash, by wire transfer of immediately available funds (pursuant to written instructions to be provided by Seller to Purchaser), equal to the sum of those portions of the Purchase Price provided for in SECTIONS

2.3(a)(i), 2.3(a)(ii), 2.3(a)(iii), 2.3(a)(vii), 2.3(a)(viii) and 2.3(a)(ix)
hereof (such amount, the "CLOSING DATE PAYMENT").

The Closing Date Payment shall be adjusted, and the remainder of the Purchase Price shall be paid by the Purchaser, pursuant to SECTIONS 2.3(d), 2.3(e), 2.3(g), 2.3(h), 2.3(j), 2.3(k), 2.4, AND 2.5 hereof.

                  (c) All Inventory values described in this section are calculated based on PIMS Inventory Value. On the Closing Date, Purchaser shall purchase the following Inventory:

                           (i) subject to the provisions of SECTION 2.3(d) hereof, no less than $5,650,000 in PIMS Inventory Value of New Inventory (assuming the existence of sufficient inventories at the Business Location), at a purchase price equal to eighty-two percent (82%) of PIMS Inventory Value, provided, however that if there is less than $5,650,000 of PIMS Inventory Value in New Inventory on hand at the Business Location as of the Closing Date, Purchaser shall purchase all items of New Inventory on hand at the Business Location as of the Closing Date, and Seller shall not have: (x) any liability as a result of any such shortfall in the amount of New Inventory; or (y) any obligation to provide Purchaser with additional items of New Inventory; and

                           (ii) no less than $350,000 in PIMS Inventory Value of Dirty Core and Warranty Inventory on hand at the Business Location as of the Closing Date, at a purchase price equal to one hundred percent (100%) of PIMS Inventory Value thereof;

                           (iii) no less than $600,000 in PIMS Inventory Value of the In-transit Inventory at a purchase price equal to one hundred percent (100%) of the PIMS Inventory Value in the manner provided for in SECTION 2.5(c) hereof.

                  (d) During the Physical Inventory Period, Purchaser may designate an amount no greater than $300,000 of New Inventory as Rejected Inventory, provided, however that Purchaser may not designate any item of New Inventory as Rejected Inventory to the extent that such designation would result in Purchaser purchasing less than $5,350,000 in PIMS Inventory Value of New Inventory as required by SECTION 2.3(c)(i) hereof.

                  (e) At its sole discretion, Purchaser may purchase any or all of the Excess Inventory. Purchaser's right to purchase any or all of the Excess Inventory shall not imply that Purchaser is required to purchase any Inventory in excess of the Inventory amounts described in SECTION 2.3(c) hereof.

                  (f) The Closing Date Payment shall be payable on the Closing Date by wire transfer of immediately available funds, pursuant to written instructions to be provided by Seller to Purchaser.

                  (g) On or prior to the Closing Date, Purchaser shall execute a note, substantially in the form set forth in EXHIBIT E attached hereto, in an aggregate principal amount equal to the sum of the amounts described in SECTIONS 2.3(a)(iv), 2.3 (a)(v), and 2.3(a)(vi) hereof (the "Note"), which Note shall:
(i) be secured by a first lien on the Accounts Receivable pursuant to the terms of the Note; (ii) be payable without defense, offset or counterclaim of any kind including claims arising under this Agreement and irrespective of any inability of Purchaser to collect payment in connection with any or all of the Accounts Receivable; (iii) bear interest at a rate of ten percent (10%) on the outstanding principal amount per annum; (iv) be amortized by any and all amounts received by Seller on Eligible Receivables pursuant to SECTION 2.3(h), 2.3(i) and 2.3(j) hereof, according to the terms of the Note; and (v) mature no later than thirty (30) Business Days from the Closing Date of this Agreement (the "Note Maturity Date").

                  (h) No later than five (5) Business Days prior to the Closing Date, the parties shall cooperate in good faith to invoice all account debtors liable for Eligible Receivables with respect to Eligible Receivables by utilizing invoices containing a legend instructing such account debtors to make all payments on account of Eligible Receivables to Purchaser at 2200 Booth Street, Monroe, Louisiana 71201, as of the proposed Closing Date, and for a period ending on the Note Maturity Date. During the period beginning on the Closing Date and ending on the later of the Note Maturity Date or the date on which Purchaser has paid to Seller all amounts payable by it under the terms of the Note, the Seller shall on each Business Day: (i) account to the Purchaser for any amounts received by Purchaser with respect to Eligible Receivables during such Business Day; and (ii) shall pay to Seller by bank check all such amounts received on such Business Day by delivering such payment to Seller via overnight courier.

Purchaser shall deposit any and all amounts it receives that relate to Eligible Receivables in a separate, segregated account, which Purchaser shall establish no later than five (5) Business Days prior to the Closing Date of the Asset Purchase Agreement and which shall not contain any funds other than amounts that relate to Eligible Receivables (the "Proceeds Account"). No later than twenty-four hours after Purchaser's establishment of the Proceeds Account, Purchaser shall provide Seller with any and all information necessary for Seller to identify the Proceeds Account and the name, address, telephone number and ABA number of the bank in which the Proceeds Account is held.

                  (i) Throughout the period from the Closing Date to the later of the Note Maturity Date or the date on which Purchaser has paid to Seller all amounts payable by it under the terms of the Note, Purchaser shall afford to one representative of Seller, as designated by Seller in it sole discretion, full access to all books, records and all other information or data relating to the Eligible Receivables and proceeds thereof, including, but not limited to, the payment and collection thereof, held by the Purchaser relating to the Eligible Receivables and proceeds thereof.

                  (j) On the occurrence of an Event of Default (as defined in the Note), Seller shall have the right to: (i) notify all account debtors liable for Eligible Receivables to make all payments with respect to such Eligible Receivables to Seller; and (ii) receive, endorse, assign and/or deliver in the name of Seller or the Purchaser any and all checks, drafts and other instruments for the payment of money relating to the Eligible Receivables and the Purchaser hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. The Purchaser hereby constitutes Seller or Seller's designee as the Purchaser's attorney with power at any time: (i) to endorse the Purchaser's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment with respect to the Eligible Receivables; (ii) to sign the Purchaser's name on any invoice or bill of lading relating to any of the Eligible Receivables, drafts against account debtors under the Eligible Receivables, assignments and verifications of Eligible Receivables; and (iii) to do all other acts and things necessary to carry out the terms of this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any portion of the Note remains outstanding.

                  (k) Subject to the provisions of SECTION 2.3(j) hereof, in the event any proceeds of Accounts Receivable are received by Seller subsequent to the Closing Date, Seller shall promptly credit such proceeds against any amounts due and owing from Purchaser to Seller under the terms of the Note, provided, however that, to the extent Seller receives proceeds of Accounts Receivable in excess of the aggregate of all amounts payable under the Note from Purchaser to Seller, Seller shall promptly deliver such excess proceeds to Purchaser. In connection therewith, within twenty-four (24) hours of Seller's receipt of any such proceeds, Seller shall fax to Purchaser a copy of the check or other payment instrument, as well as a copy of any and all accompanying documentation.

                  (l) Nothing in this Agreement shall relieve, or be construed as relieving, Purchaser from its obligation to make payments to Seller under Purchaser's Outstanding Accounts Receivable on such dates and in such amounts as provided in the instruments or invoices governing Purchaser's Outstanding Accounts Receivable. On or prior to the Closing Date, Purchaser shall have made all payments due to Seller on or prior to the Closing Date under Purchaser's Outstanding Accounts Receivable on such dates and in such amounts as provided in the instruments or invoices governing Purchaser's Outstanding Accounts Receivable. Purchaser hereby affirms that Purchaser shall make payments to Seller of any and all amounts due after the Closing Date under Purchaser's Outstanding Accounts Receivable on the dates prescribed in the instruments governing Purchaser's Outstanding Accounts Receivable.

                  SECTION 2.4. PHYSICAL INVENTORY; DETERMINATION OF PURCHASED INVENTORY.

                  (a) Commencing on or about 5:00 p.m. on the Friday immediately preceding the date on which the Bankruptcy Court is scheduled to hold a hearing on the motion seeking entry of the Order and continuing over the next two days (the "PHYSICAL INVENTORY PERIOD"), employees or representatives of Seller and Purchaser will jointly conduct a physical inventory count of the Inventory and the Fixed Assets at the Business Location. A written, itemized list setting forth specifically all such items of Inventory physically accounted for shall be prepared by Seller with the assistance of Purchaser, and shall, on the Closing Date, be attached hereto as SCHEDULE B-1, with such revisions made by Seller with the assistance of Purchaser as are necessary to reflect any changes in the Inventory that occur during the period commencing immediately after the Physical Inventory Date and ending on the Closing Date. Seller and Purchaser shall each bear their own costs associated with conducting the Physical Inventory.

                  (b) At the completion of the physical inventory conducted pursuant to SECTION 2.4(a), Purchaser shall prepare a list of Inventory to be purchased in accordance with the provisions of this Agreement, including any Excess Inventory that it intends to purchase in accordance with the provisions of this Agreement (such items of Inventory, collectively, the "PURCHASED INVENTORY"), which list shall be: (i) adjusted as of the Closing Date by Seller with the assistance of Purchaser to reflect changes in the Purchased Inventory that occur during the period commencing immediately after the Physical Inventory Date and ending on the Closing Date; and (ii) attached to this Agreement on the Closing Date as SCHEDULE B-2.

                  SECTION 2.5. CONDITION OF PURCHASED ASSETS; RETURN OF INVENTORY; INVENTORY IN TRANSIT

                  (a) Except for the warranty of title set forth in SECTION 3.6, the Purchased Assets are being sold "AS IS," "WHERE IS" and "WITH ALL FAULTS" and Seller hereby expressly disclaims any and all other warranties both express and implied.

                  (b) The Rejected Inventory and Excess Inventory not purchased by Purchaser shall be removed from the Business Location by Seller within ten
(10) Business Days after the Closing Date at the Seller's expense.

                  (c) At least five (5) Business Days prior to the Closing Date, Seller shall present to Purchaser a written itemized list setting forth a description of: (i) all items of In-transit Inventory; and (ii) the PIMS Inventory Value for each item of In-transit Inventory, as indicated on the In-transit Inventory Purchase Orders or on other purchase orders for In-transit Inventory which may be provided by Seller to Purchaser (the "IN-TRANSIT INVENTORY SCHEDULE"). THE In-transit Inventory Schedule shall be: (i) adjusted as of the Closing Date to reflect any changes to the In-transit Inventory that occur after the preparation of the In-transit Inventory Schedule but prior to the Closing Date; and (ii) attached to this Agreement as SCHEDULE B-4. On the Closing Date, Purchaser shall remit to Seller an amount equal to one hundred percent (100%) of the PIMS Inventory Value for each item of In-transit Inventory.

                  (d) Purchaser shall allow employees or representatives designated by Seller to be present at the Business Location during normal business hours for a period of thirty (30) Business Days following the Closing Date for the purpose of determining items of In-transit Inventory which arrive at the Business Location after the Closing Date. At any time after the Closing Date, upon its receipt of any item of In-transit Inventory that is also an item of Excess Inventory under this Agreement, Purchaser shall: (i) no later than twenty-four (24) hours after its receipt of such item, notify Seller of such receipt; and (ii) no later than forty-eight (48) hours after its receipt of such item, deliver such item to Seller at such address and in such manner as set forth in written instructions provided by a representative or employee of Seller to Purchaser.

                  (e) No later than forty (40) Business Days after the Closing Date, Purchaser and Seller shall in good faith jointly determine, and Seller shall pay to Purchaser, the excess, if any, of the purchase price of (i) In-Transit Inventory set forth on the In-Transit Inventory Schedule, as adjusted as of the Closing Date, over (ii) (a) In-Transit Inventory actually received at the Business Location as of such date plus (b) any items of In-Transit Inventory reasonably expected to be received at the Business Location within a reasonable period of time thereafter.

                  SECTION 2.6. ALLOCATION OF PURCHASE PRICE. To the extent required by law after the Closing Date, Purchaser and Seller shall prepare and file those statements or forms (including Form 8594) required by Section 1060 of the Code and the Treasury regulations thereunder and shall file such statements or forms with their respective federal income Tax Returns. The parties shall prepare such statements or forms consistently with any agreed allocation of all or a portion of the Purchase Price to the Purchased Assets. Each party shall provide the other party with a copy of such statements or forms as filed. Such allocation of the Purchase Price will not be binding in the Cases upon the Seller's creditors or other parties in interest and will not have precedential value with respect to any allocations of value contained in a plan or plans under chapter 11 of the Bankruptcy Code involving Seller.

                  SECTION 2.7. SALE AT CLOSING DATE. The sale, transfer, assignment and delivery by Seller of the Purchased Assets to Purchaser, and the assumption by Purchaser of the Assumed Liabilities, as herein provided shall be effected on the Closing Date by (a) the execution and delivery by Seller and Purchaser of an Assignment and Assumption Agreement for the Lease and each of the Other Contracts substantially in the form of EXHIBIT A, pursuant to which Assignment and Assumption Agreements Purchaser shall be subject to all liabilities and obligations under the Assigned Contracts which accrue after the Closing Date, and (b) with respect to the other Purchased Assets and Assumed Liabilities, by the execution and delivery by the Seller and Purchaser of the Bill of Sale and Assumption Agreement substantially in the form of EXHIBIT B.

                  SECTION 2.8. APPORTIONMENTS. The following amounts are to be apportioned as of 12:00 midnight on the day preceding the Closing Date (the "APPORTIONMENT DATE") to the extent such are valid post-petition claims or are subject to non-avoidable liens: (i) water, sewer and utility charges and real estate taxes, to the extent all or any are payable under the Lease; and (ii) such other apportionments and adjustments as are customarily apportioned in transactions of this nature. Except as otherwise provided herein, all prorations shall be made on the basis of actual bills, to the extent available, or, in the absence of such actual bills, on good faith estimates of Seller based on the most recent bill received by Seller. All prorations shall be adjusted within ten
(10) Business Days of Seller's receipt of the final bills.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Subject to SECTION 3.12, the Seller represents and warrants to Purchaser as follows:

                  SECTION 3.1. AUTHORITY OF SELLER. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, and the execution and delivery by each

Seller of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller, and this Agreement constitutes, and each of the Ancillary Agreements upon its execution will constitute, the legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject to receipt of the Order and the receipt of the consents, waivers and approvals specified on SCHEDULE 3.3. Subject to any necessary authorization from the Bankruptcy Court, Seller has full corporate power and authority to own its properties and to carry on the Business at the Business Location presently being conducted by it.

                  SECTION 3.2. NO CONFLICT OR VIOLATION. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements do not and will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of Seller and, assuming that the consents, waivers, authorizations, approvals, declarations, filings and registrations referred to in SECTION 3.3 are obtained or made, do not and will not violate or result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Assigned Contract.

                  SECTION 3.3. CONSENTS AND APPROVALS. Schedule 3.3 sets forth a true and complete list of each material consent, waiver, authorization or approval of any Person in connection with any Assigned Contract that, to the extent the requirements of Section 365 of the Bankruptcy Code are not met in connection with the assignment of any Assigned Contract, is required for the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder.

                  SECTION 3.4. COMPLIANCE WITH LAW. Except as set forth on
SCHEDULE 3.4, to Seller's Knowledge Seller has not received written notice of any violation of any law, regulation, order or other legal requirement, and is not in default in any material respect under any order, writ, judgment, award, injunction or decree of any Governmental Agency, applicable to the Purchased Assets.

                  SECTION 3.5. PERMITS. Set forth on SCHEDULE 3.5 is a list of permits relating to the operation of Seller's business at the Business Location, which permits have been provided or made available to Purchaser by Seller.

                  SECTION 3.6. OWNERSHIP OF PURCHASED ASSETS. Other than the real property subject to the Lease and any items of property subject to the Other Contracts, Seller is the owner of the Purchased Assets. Subject to the issuance of the Order, Seller has, and, subject to the Seller's lien on the Accounts Receivable as described in SECTION 2.3(g) hereof and EXHIBIT A attached hereto, at the Closing Buyer will receive, good title to all such Purchased Assets, free and clear of any Liens, provided however, that Seller makes no representation or warranty as to the existence or absence of any Lien: (i) on the real property subject to the Lease; (ii) on any items of property subject to the Other Contracts.

                  SECTION 3.7. ASSIGNED CONTRACTS. True and complete copies of the Assigned Contracts listed on SCHEDULE 3.7 have been provided or made available by Seller to Purchaser. Other than as set forth on SCHEDULE 3.7 or in motions filed with the Bankruptcy Court, neither Seller nor, to Seller's Knowledge, any other party under any of the Assigned Contracts, has commenced any action against the other or given or received any written notice of any material default or violation under any Assigned Contract which was not withdrawn or dismissed, except only for those defaults which will be cured in accordance with the Order (or which need not be cured under the Bankruptcy Code to permit the assumption and assignment of Executory Contracts). The Lease and each of the other Assigned Contracts listed on SCHEDULE 3.7 is or will be at the Closing valid, binding and in full force and effect as against Seller, except as otherwise set forth on SCHEDULE 3.7 or SCHEDULE C.

                  SECTION 3.8. LABOR RELATIONS. Except as set forth on SCHEDULE 3.8, Seller is not party to any collective bargaining agreement covering Business Employees. To Seller's Knowledge, no organizational effort is presently being made or threatened in writing by or on behalf of any labor union with respect to Business Employees.

                  SECTION 3.9. LITIGATION. Other than in connection with the Cases and except as set forth on SCHEDULE 3.9, there are no actions, causes of action, claims, suits or proceedings pending or, to Seller's Knowledge, threatened against Seller which seek to restrain or enjoin the consummation of the transactions contemplated hereby.

                  SECTION 3.10. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller without the intervention of any other Person acting on Seller's behalf in such manner as to give rise to any valid claim by any such Person against Purchaser for a finder's fee, brokerage commission or other similar payment based on an arrangement with Seller.

                  SECTION 3.11. DISCLAIMER OF ADDITIONAL REPRESENTATIONS AND WARRANTIES; SCHEDULES.

                  (a) Except as expressly set forth in this Agreement, the Schedules and Exhibits hereto, the Ancillary Agreements, and any certificate or instrument delivered pursuant to the terms hereof or thereof, Seller makes no representations or warranties with respect to the Business, or its operations, assets (including, without limitation, the Purchased Assets), liabilities (including, without limitation, the Assumed Liabilities) or conditions, including, with respect to the Purchased Assets, any representation or warranty of merchantability, suitability or fitness for a particular purpose, or quality as to the Purchased Assets, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent. Except as provided in this Agreement, the Schedules and Exhibits hereto, the Ancillary Agreements, and any other certificate or instrument delivered pursuant to the terms hereof or thereof, the Purchased Assets are to be conveyed hereunder "AS IS," "WHERE IS" and "WITH ALL FAULTS" on the date hereof and in their present condition, subject to reasonable use, wear and tear between the date hereof and the Closing Date, and Purchaser shall rely upon its own examination thereof.

                  (b) Any item disclosed on any one Schedule shall be deemed to be disclosed on each Schedule, where relevant. Disclosure of an item in any Schedule shall not be deemed to be an admission that such item is material.

                                   ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Seller as follows:

                  SECTION 4.1. AUTHORITY OF PURCHASER. Purchaser is a corporation, validly existing, and in good standing under the laws of the State of Louisiana. Purchaser has full corporate power and authority to execute and deliver this Agreement, and the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser, and this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies. Purchaser has full corporate power and authority to own its properties and to carry on the business presently being conducted by it.

                  SECTION 4.2. NO CONFLICT OR VIOLATION. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements do not and will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of Purchaser and do not and will not violate any provision of law, or any order, judgment or decree of any court or other Governmental Agency applicable to Purchaser, or violate or result in a material breach of or constitute (with due notice or lapse of time or both) a default under any loan agreement, mortgage, security agreement, indenture or other instrument to which Purchaser is a party or by which it is bound.

                  SECTION 4.3. CONSENTS AND APPROVALS. The execution, delivery and performance by Purchaser of this Agreement do not require the consent or approval of, or filing with, any Governmental Agency or other entity or person except: (i) as may be required to effect the transfer of any Permits; or (ii) such consents, approvals and filings, the failure to obtain or make which would not, individually or in the aggregate, have a material adverse effect on its ability to consummate the transactions contemplated hereby.

                  SECTION 4.4. AVAILABILITY OF FUNDS. Purchaser has obtained Committed Financing as described on SCHEDULE 4.4 hereto, sufficient to allow it to pay the Purchase Price at the times and in the manner set forth in this Agreement and to satisfy all its other obligations under this Agreement, and on the date of this Agreement Purchaser has provided Seller with all documentation relating to such Committed Financing.

                  SECTION 4.5. LITIGATION. There are no actions, causes of action, claims, suits, proceedings, orders, writs, injunctions, or decrees pending or, to the knowledge of Purchaser, threatened against Purchaser at law or in equity or before or by any governmental agency, which seek to restrain or enjoin the consummation of the transactions contemplated hereby or that could otherwise adversely affect the ability of Purchaser to perform its obligations hereunder.

                  SECTION 4.6. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser without the intervention of any other person acting on its behalf in such manner as to give rise to any valid claim by any such person against the Seller or their Affiliates for a finder's fee, brokerage commission or other similar payment based on an arrangement with Purchaser.

                  SECTION 4.7. ADEQUATE ASSURANCES REGARDING EXECUTORY CONTRACTS. Purchaser is and will be capable of satisfying the conditions contained in sections 365(b)(1)(c) and (f) of the Bankruptcy Code with respect to the Executory Contracts.

                  SECTION 4.8. GOOD FAITH DISPUTE. All obligations of Purchaser to Seller listed on Schedule 4.8 hereto are disputed by Purchaser in good faith.
Schedule 4.8 shall be revised as of the Closing Date solely to include such further obligations, if any, arising only from accounts receivable which arise subsequent to the date of this Agreement, as to which the Purchaser shall further certify that it disputes in good faith.

                  SECTION 4.9. SECURITY INTEREST. The Note is effective to create in favor of the Seller legal, valid and enforceable security interests in the Accounts Receivable and the proceeds thereof, and when financing statements in appropriate form are filed according to applicable state law, each such security interest will constitute a fully perfected lien on, and security interest in, all right, title and interest of the Purchaser in the Accounts Receivable and the proceeds thereof, as security for the obligations of the Purchaser under the Note, in each case prior and superior in right to any other Person.


                                   ARTICLE V.

                           CERTAIN COVENANTS OF SELLER

                  Seller covenants with Purchaser that from and after the date hereof through the Closing Date:

                  SECTION 5.1. CONDUCT OF BUSINESS BEFORE THE CLOSING DATE. Unless otherwise ordered by the Bankruptcy Court sua sponte or on motion by a third party, Seller shall not, except as required or expressly permitted pursuant to the terms hereof, make any material change in the Fixed Assets or enter into any transaction respecting the Purchased Assets, other than (a) sales of Inventory in the ordinary course of the Business in the Cases, or (b) other transactions in the ordinary course of the Business in the Cases, in either case substantially consistent with Seller's past practices or as otherwise contemplated by this Agreement.

                  SECTION 5.2. CONSENTS AND APPROVALS. Subject to Section 9.2 and Seller's right to accept a higher or otherwise better offer, Seller shall use commercially reasonable efforts to obtain (i) entry of the Order by the Bankruptcy Court and (ii) the requisite consent or consents of the DIP Lenders to this Agreement and the transactions contemplated hereby.

                  SECTION 5.3. INFORMATION AND ACCESS. Seller will permit representatives of Purchaser to have reasonable access during normal business hours after reasonable notice from Purchaser to Seller, and in a manner so as not to interfere with the normal operations, to all premises, properties, personnel, accountants, books, records, contracts and documents of or pertaining to the Purchased Assets. Purchaser and each of its representatives will treat and hold such information as confidential. Purchaser shall indemnify, defend and hold harmless Seller, the lessor under the Lease and their respective Affiliates from and against any and all claims, demands, causes of action, losses, damages, liabilities, cost and expenses (including, without limitation, attorneys' fees and disbursements), suffered or incurred by such Persons in connection with (i) Purchaser's and/or Purchaser's representatives' entry upon the Leased Property, or (ii) any and all other activities undertaken by Purchaser or Purchaser's representatives pursuant to this SECTION 5.3. The parties hereto agree and acknowledge that the Purchaser's obligations hereunder shall not be subject to any "due diligence" condition.

                  SECTION 5.4. FURTHER ASSURANCES. Upon the request of Purchaser at any time after the Closing Date, to the extent that Seller is able to comply with the requirements of this section, Seller shall forthwith execute and deliver such documents as Purchaser or its counsel may reasonably request to effectuate the purposes of this Agreement.

                  SECTION 5.5. REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, Seller will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or proper consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                  SECTION 5.6. ASSIGNMENT OF CONTRACTS. Seller shall use commercially reasonable efforts to obtain from the Bankruptcy Court an order authorizing Seller, effective on the Closing Date, to assume, cure all defaults, and assign the Assigned Contracts to Purchaser.

                  SECTION 5.7. SERVICES TO BE PROVIDED BY SELLER. On the Closing Date, Seller shall enter into the Services Agreement with Purchaser, pursuant to which Services Agreement, among other things, Purchaser shall be licensed, for a limited time, to use the PIMS.

                  SECTION 5.8. CURE OF DEFAULTS. Seller shall (i) cure any default in base rental payments arising under the Lease and outstanding as of the Closing Date; and (ii) use commercially reasonable efforts to cure any and all other defaults with respect to the Assigned Contracts, as provided in
Section 365 of the Bankruptcy Code, so that such Assigned Contracts may be assigned to Purchaser in accordance with the provisions of section 365 of the Bankruptcy Code.

                  SECTION 5.9. BANKRUPTCY ACTIONS. No later than five (5) Business Days after the date hereof, Seller will file a motion with an attached proposed order, reasonably acceptable to

Seller and Purchaser seeking approval of the terms of this Agreement.

                  SECTION 5.10. AUDIT OF OPERATIONS AT BUSINESS LOCATION. No later than sixty-five (65) days following the Closing Date Seller shall obtain from its accounting firm an audit of the business operations relating exclusively to the Business Location (separate from Seller's other business operations), and including profit and loss statements and balance sheets and such other documentation and financial information regarding Seller's operations related to the Business Location to the extent necessary to allow Purchaser to include in its Form 8K, Form 8K-A and a registration statement filed by the Purchaser pursuant to the Securities Act of 1933 the financial statements of the Business to the extent required by the federal securities laws (the "AUDIT"). All costs arising in connection with the Audit shall be borne equally between Purchaser and Seller. Within ten (10) days of the completion of the Audit, Purchaser shall pay Seller in full its share of such costs.

                  SECTION 5.11. SEVERANCE; VACATION AND SICK LEAVE. Seller shall otherwise indemnify and hold Purchaser harmless, to the extent Purchaser is not otherwise liable, on account of any claim by any Business Employees with respect to any amounts owed to such Business Employees for severance or unused vacation and sick leave earned as of the Closing Date.

                                  ARTICLE VI.

                         CERTAIN COVENANTS OF PURCHASER

                  SECTION 6.1. REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, Purchaser will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                  SECTION 6.2. CONSENTS AND APPROVALS. Purchaser shall use commercially reasonable efforts to (i) provide, at Seller's request, assistance in obtaining the Order and (ii) assist Seller in obtaining Bankruptcy Court approval for assignment of the Assigned Contracts.

                  SECTION 6.3. ADEQUATE ASSURANCES REGARDING EXECUTORY CONTRACTS. With respect to each Executory Contract, Purchaser shall provide adequate assurance as required under the Bankruptcy Code of the future performance of such Executory Contract by Purchaser. Purchaser agrees that it will promptly take all actions as are reasonably required by Seller to assist in obtaining the Bankruptcy Court's entry of the Order, such as furnishing affidavits, non-confidential financial information or other documents or information for filing with the Bankruptcy Court and making Purchaser's employees and representatives available to testify before the Bankruptcy Court, with respect to demonstrating adequate assurance of future performance by Purchaser under the Executory Contracts.

                  SECTION 6.4. PERFORMANCE UNDER ASSIGNED CONTRACTS. Purchaser agrees that from and after the Closing Date it shall (i) assume all obligations and liabilities under the Assigned Contracts which accrue after the Closing Date, (ii) take all actions necessary to satisfy its obligations under the terms and conditions of each of the Assigned Contracts and (iii) indemnify and hold harmless Seller for any damages arising out of a breach of this covenant.

                  SECTION 6.5. FURTHER ASSURANCES. Upon the request of Seller at any time after the Closing Date, Purchaser shall forthwith execute and deliver such documents as Seller or its counsel may reasonably request to effectuate the purposes of this Agreement. Purchaser shall: (i) no later than five (5) Business Days prior to the Closing Date of the Asset Purchase Agreement, deliver and execute or cause to be delivered and executed, in form and content satisfactory to the Seller, any financing statements, notices, and other documents required to create and perfect a first priority security interest in the Accounts Receivable; (ii) pay the costs, on or prior to the times such amounts are due, of filing or recording any financing statements, notices, and other documents in all public offices deemed necessary by the Seller, as well as any recordation, documentary, or transfer taxes required by law to be paid in connection with such filing or recording; and (iii) do such other acts as the Seller may reasonably request in order to perfect, preserve, maintain, or continue the perfection of the Seller's security interest in the Accounts Receivable and / or its first priority.

                  SECTION 6.6. PURCHASER FINANCING. Purchaser shall, from the date of this Agreement until and including the Closing

Date, maintain the availability of funds pursuant to the Committed Financing set forth on SCHEDULE 4.4, and, in the event that such financing becomes unavailable, shall (i) obtain alternative Committed Financing and (ii) in the event that Purchaser is unable to obtain such alternative Committed Financing, accept such alternative financing as may be arranged by Seller, provided that such Seller arranged financing is on terms no less favorable to Purchaser than the Committed Financing set forth on SCHEDULE 4.4 (it being understood that Seller shall be under no obligation to obtain alternative financing for Purchaser).

                  SECTION 6.7. RECORDING OF LEASE. Within ten (10) Business Days after the Closing Date, Purchaser shall file a copy of the Lease for recording with the District Court Clerk of Ouachita, Louisiana in accordance with the relevant laws of Louisiana governing assignment of real property leases and shall request that a confirmation copy of such filing be delivered to Seller.

                  SECTION 6.8. PAYMENT OF OUTSTANDING ACCOUNTS RECEIVABLE. Following the Closing Date, Purchaser shall pay Seller any and all amounts due under Purchaser's Outstanding Accounts Receivable on such dates and in such amounts as prescribed in the instruments governing Purchaser's Outstanding Accounts Receivable.


                                  ARTICLE VII.

                       CONDITIONS TO SELLER'S OBLIGATIONS

                  The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction (unless waived in writing by Seller upon consultation with, and with the consent of, the required DIP Lenders) of each of the following conditions on or prior to the Closing
Date:

                  SECTION 7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement shall be true on and as of the Closing Date in all material respects as though such representations and warranties were made on and as of the Closing Date.

                  SECTION 7.2. COMPLIANCE WITH AGREEMENT. Purchaser shall have performed and complied in all material respects (and in all respects in the case of Article II hereof) with all covenants and conditions to be performed or complied with by it on or prior to the Closing Date.

                  SECTION 7.3. CONSENTS. Other than the Bankruptcy Court's entry of the Order (which is addressed in SECTION 7.6), (i) the consent of the DIP Lenders as required by the terms of the Revolving Credit, Term Loan and Guaranty Agreement, (ii) any consent required in connection with the assignment to Purchaser of the Lease, and (iii) any consents required in connection with the assignment of those other Assigned Contracts listed in SCHEDULE 8.4 hereto shall have been duly obtained and shall be in full force and effect on the Closing Date.

                  SECTION 7.4. PURCHASER'S CLOSING DELIVERIES AND OBLIGATIONS. Purchaser shall have delivered all items and satisfied all obligations pursuant to SECTION 9.1(c).

                  SECTION 7.5. AVAILABILITY OF PURCHASER FINANCING. The Committed Financing set forth on SCHEDULE 4.4 shall be available to Purchaser on the Closing Date, or alternate financing is available to Purchaser to the satisfaction of Seller.

                  SECTION 7.6. ENTRY OF THE ORDER. (i) The Bankruptcy Court shall have entered the Order and (ii) the Order, as entered by the Bankruptcy Court, shall not be stayed or modify the terms and conditions of this Agreement or the transactions contemplated hereby in any way that adversely affects Seller.

                  SECTION 7.7. NO ADVERSE PROCEEDING. As of the Closing Date, there shall not have been instituted or be pending or threatened any suit, action or other proceeding by any Governmental Agency or any other Person in which it is sought to restrain or prohibit the transactions contemplated by this Agreement.

                  SECTION 7.8. ASSIGNMENT OF CONTRACTS. The Bankruptcy Court shall have entered the Order, or some additional order that expressly authorizes the assumption and assignment of the Assigned Contracts, effective on the Closing Date.

                  SECTION 7.9. PAYMENT OF OUTSTANDING ACCOUNTS RECEIVABLE. On or prior to the Closing Date, Purchaser shall have paid to Seller any and all amounts due on or prior to the

Closing Date on such dates and in such amounts as provided in the instruments or invoices governing Purchaser's Outstanding Accounts Receivable under Purchaser's Outstanding Accounts Receivable.


                                   ARTICLE VIII.

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

                  The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by Purchaser) of each of the following conditions on or prior to the Closing Date:

                  SECTION 8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date in all material respects.

                  SECTION 8.2. COMPLIANCE WITH AGREEMENT. Seller shall have performed and complied in all material respects with all covenants and conditions to be performed or complied with by it on or prior to the Closing Date.

                  SECTION 8.3. NO ADVERSE PROCEEDING. As of the Closing Date, there shall not have been instituted or be pending or threatened any suit, action or other proceeding by any Governmental Agency or any other Person in which it is sought to restrain or prohibit the transactions contemplated by this Agreement.

                  SECTION 8.4. CONSENTS. Other than obtaining the Order (which is addressed in Section 8.6), the following consents shall have been duly obtained and shall be in full force and effect on the Closing Date: (i) the consent of the lenders under the Revolving Credit, Term Loan and Guaranty Agreement as required by the terms thereof; and, as to clauses (x) and (y) below, to the extent required under Section 365 of the Bankruptcy Code, (x) the consent, if any, required in connection with the assignment to Purchaser of the Lease; and (y) the consents, if any, required in connection with the assignment of those other Assigned Contracts listed in SCHEDULE 8.4 hereto.

                  SECTION 8.5. SELLER'S CLOSING DELIVERIES AND OBLIGATIONS. Seller shall have delivered all items and satisfied all obligations pursuant to
SECTION 9.1(b).

                  SECTION 8.6. ENTRY OF THE ORDER. (i) The Bankruptcy Court shall have entered the Order and (ii) the Order, as entered by the Bankruptcy Court, shall not be stayed or modify the terms and conditions of this Agreement or the transactions contemplated hereby in any way that adversely affects Purchaser.

                  SECTION 8.7. ASSIGNMENT OF CONTRACTS. The Bankruptcy Court shall have entered the Order, or some additional order that expressly authorizes the assumption and assignment of the Assigned Contracts, effective on the Closing Date.


                                   ARTICLE IX.

                     THE CLOSING; BREAK-UP FEE; TERMINATION

                  SECTION 9.1. THE CLOSING. (a) The Closing of the purchase and sale of the Purchased Assets (the "CLOSING") shall be held two Business Days following entry of the Order. (the "CLOSING DATE"). The Closing shall be held at the New York office of Willkie Farr & Gallagher. At the Closing, all of the transactions provided for in ARTICLE II hereof shall be consummated on a substantially concurrent basis.

                  (a)(b) Seller's Deliveries and Obligations at Closing. At the Closing, Seller shall deliver (or cause to be delivered) to Purchaser the following (in form and substance reasonably satisfactory to counsel for Purchaser):

                           (i) a duly executed Assignment and Assumption Agreement assigning to Purchaser the rights, title, interest, and obligations in, under, and to each of the Other Contracts being assigned to Purchaser, substantially in the form attached hereto as EXHIBIT A;

                           (ii) a duly executed Bill of Sale and Assumption Agreement and such other documents or instruments of transfer necessary to vest in Purchaser full and complete title to the Purchased Inventory and Fixed Assets, free and clear of all liens, pledges, security interests, and encumbrances (all other than Seller's lien on the Accounts Receivable as described in SECTION 2.3(g) hereof and EXHIBIT

         E attached hereto), on the Closing Date, substantially in the form attached hereto as EXHIBIT B;

                           (iii) a duly executed Services Agreement, substantially in the form attached hereto as EXHIBIT D;

                           (iv) A duly executed Assignment and Assumption of Lease assigning the rights, title, interest, and obligations in, under, and to the Lease to Purchaser, substantially in the form attached hereto as EXHIBIT A;

                           (v) certified resolutions of the directors of Seller approving and authorizing the transactions contemplated by this Agreement;

                           (vi) a certificate, executed by a duly authorized officer of Seller, to the effect that all conditions to closing set forth in SECTION 8.1 and SECTION 8.2 have been satisfied; and

                           (vii) such other instruments, documents, and considerations which may be reasonably required by Purchaser or Purchaser's counsel to effectuate the transaction contemplated by this Agreement.

                  (c) Purchaser's Deliveries and Obligations at Closing. At the Closing, Purchaser shall deliver (or cause to be delivered) to Seller the following (in form and substance reasonably satisfactory to counsel for Seller):

                           (i) payment of the Purchase Price and other amounts in accordance with the terms and conditions set forth in SECTION 2.3 and other applicable provisions of this Agreement;

                           (ii) a duly executed Assignment and Assumption Agreement accepting the assignment of the rights, title, interest, and obligations in, under, and to each of the Other Contracts being assigned to Purchaser, substantially in the form attached hereto as EXHIBIT A;
                           (iii) a duly executed Assignment and Assumption of Lease accepting the assignment of the rights, title, interest, and obligations in, under, and to the Lease, substantially in the form attached hereto as EXHIBIT A;

                           (iv)   a duly executed Services Agreement,
         substantially in the form attached hereto as EXHIBIT D;

                           (v) certified resolutions of the directors of Purchaser approving and authorizing the transactions contemplated by this Agreement;

                           (vi) a certificate, executed by a duly authorized officer of Purchaser, to the effect that all the conditions to closing set forth in SECTION 7.1 and SECTION 7.2 have been satisfied;

                           (vii) a duly executed Note substantially in the form attached hereto as Exhibit E;

                           (viii) a duly executed Security Agreement substantially in the form attached hereto as Exhibit F; and

                           (ix) such other instruments, documents, and considerations which may be reasonably required by Buyer or Buyer's counsel to effectuate the transaction contemplated by this Agreement.

                  SECTION 9.2. BREAK-UP FEE. In the event that, prior to entry of the Order, Seller shall accept an offer embodying a "HIGHER OR BETTER OFFER" (as defined below) (the "ALTERNATIVE TRANSACTION") and terminate this Agreement pursuant to SECTION 9.3(b), then Purchaser shall, without further court order, be entitled to receive, as its sole and exclusive remedy and as liquidated damages and not as a penalty, a break-up fee equal to $100,000 (the "BREAK-UP FEE") in lieu of any and all damages Purchaser may suffer as a result of termination of this Agreement pursuant to SECTION 9.3(b). Purchaser shall not be entitled to receive the Break-up Fee if: (i) the Agreement is terminated pursuant to SECTIONS 9.3(a), 9.3(c), 9.3(d), 9.3(e), or 9.3(f) hereof; (ii) the Bankruptcy Court has not approved the terms and conditions of the provisions set forth in this SECTION 9.2; or (iii) despite its commercially reasonable efforts, Seller is unable consummate the Closing of the transactions provided for in
Article II hereof. "HIGHER OR BETTER OFFER" shall mean an offer to purchase substantially all of the Purchased Assets for consideration greater than an amount equal to (i) the Purchase Price, as determined by The Blackstone Group in good faith, plus (ii) $300,000, or an offer that is otherwise on terms and conditions more favorable to Seller as determined by Seller in its sole discretion. Notwithstanding anything contained in this

Agreement, Seller retains the right to solicit a Higher or Better Offer from any party at any time prior to the Closing Date. Seller agrees that it will use its commercially reasonable efforts, including its recommendation to the Bankruptcy Court, to conduct any such solicitation in accordance with the bidding procedures set forth above and in its motion to be submitted to the Bankruptcy Court as described in SECTION 5.9 hereof.

                  SECTION 9.3. TERMINATION. Anything in this Agreement to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time before the Closing and in no other manner:

                  (a) by mutual written consent of Purchaser and Seller (in the case of Seller, upon consultation with, and with the consent of, the DIP Lenders); or

                  (b) by Seller, if Seller receives and accepts a Higher and Better Offer; or

                  (c) by Seller if Purchaser is in breach in any material respect of any of its representations made in this Agreement, or is in violation or default of any of its covenants or agreements in this Agreement if the breach or default is not cured within five (5) days after written notice by Seller;

                  (d) by Purchaser, if Seller is in breach in any material respect of any of its representations made in this Agreement or is in violation or default of any of its covenants or agreements in this Agreement which breach or default is not cured within five (5) Business Days after written notice by Purchaser.

                  (e) by Seller, if at any point up until and including the Closing Date, Purchaser does not have available Committed Financing.

                  (f) in the event that Seller uses commercially reasonable efforts to obtain the Order and the Bankruptcy Court has not entered the Order by October 15, 1998 then, except as otherwise provided in Section 9.4 hereof, this Agreement shall terminate without further liability or obligation of either party.

                  SECTION 9.4. EFFECTS OF TERMINATION. (a) In the event this Agreement is terminated pursuant to SECTION 9.3, except as provided in SECTION
9.2 or in this SECTION 9.4, all further obligations of the parties hereunder shall terminate. If this Agreement is terminated as permitted by SECTION 9.3, termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided, however, that: (i) if such termination shall result from the willful failure of Purchaser to perform a covenant of this Agreement or from a breach of its representations in SECTION 4.4, Purchaser shall be liable for any and all losses, damages and expenses incurred or suffered by Seller as a result of such breach or failure to perform;
(ii) if such termination shall result from the willful failure of Seller to perform a covenant of this Agreement, Purchaser shall be entitled to receive from Seller, as its sole and exclusive remedy, the sum of $100,000 as liquidated damages, and not as a penalty; (iii) if this Agreement is terminated by Seller pursuant to SECTION 9.3(b), Seller shall pay to Purchaser as its sole and exclusive remedy the Break-up Fee pursuant to the provisions of SECTION 9.2; and
(iv) if this Agreement is terminated by Seller pursuant to SECTION 9.3(e), Purchaser shall be liable for any and all losses, damages and expenses incurred or suffered by Seller as a result of such failure to perform. The provisions of this SECTION 9.4 shall survive any termination hereof pursuant to SECTION 9.3.

                  (a)(b) The foregoing provisions of this SECTION 9.4 shall not limit the rights of the parties hereto to seek specific performance of any obligation hereunder of any other party.

                                   ARTICLE X.

                                      TAXES

                  The parties hereto hereby covenant and agree as follows:

                  SECTION 10.1. TAXES RELATED TO PURCHASE OF ASSETS. The parties recognize and acknowledge that, because the sale, transfer, assignment and delivery of the Purchased Assets is being made in contemplation of Seller's plan of reorganization, they may be exempt under section 1146(c) of the Bankruptcy Code and the Order from all state and local transfer, recording, stamp or other similar transfer taxes (collectively, "TRANSACTION

TAXES") that may be imposed by reason of the sale, transfer, assignment and delivery of the Purchased Assets; provided, however, that if Transaction Taxes are assessed for any reason, then Purchaser shall pay such Transaction Taxes along with any recording and filing fees. Purchaser and Seller agree to cooperate to determine the amount of Transaction Taxes payable in connection with the transactions contemplated under this Agreement. Transaction Taxes shall not include any Taxes for which Seller is responsible under SECTION 10.2. At the Closing, Purchaser shall remit to the Seller such properly completed resale exemption certificates and other similar certificates or instruments as are applicable to claim available exemptions from the payment of sales, transfer, use or other similar taxes under applicable law. Purchaser and Seller shall cooperate in preparing such forms and will execute and deliver such affidavits and forms as are reasonably requested by the other party.

                  SECTION 10.2. PRORATION OF REAL AND PERSONAL PROPERTY TAXES. Personal and real property taxes and assessments on the Purchased Assets shall be prorated between Purchaser and Seller as of the Apportionment Date, provided, however, that Seller shall not be responsible for any increased assessments on real and personal property resulting from the transactions contemplated hereby. All such prorations shall be allocated so that items relating to time periods ending prior to the Closing Date shall be allocated to Seller and items related to time periods beginning on or after the Closing Date shall be allocated to Purchaser The amount of all such prorations shall be settled and paid on the Closing Date unless, with respect to Seller's obligations hereunder, otherwise ordered by the Bankruptcy Court or as otherwise required by applicable Bankruptcy Law.

                  SECTION 10.3. COOPERATION ON TAX MATTERS. Purchaser and Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Purchased Assets as is reasonably necessary for the preparation and filing of any return, claim for refund or other required or optional filings relating to tax matters, for the preparation for and proof of facts during any tax audit, for the preparation for any tax protest, for the prosecution or defense of any suit or other proceeding relating to tax matters and for the answer of any governmental or regulatory inquiry relating to tax matters.

                  Purchaser agrees to retain possession of all files and records delivered to Purchaser by Seller for a period of at least six years from the Closing Date. In addition, from and after the Closing Date, Purchaser agrees that it will provide access to Seller and its attorneys, accountants and other representatives (after reasonable notice and during normal business hours and without charge) to such files and records as Seller may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any such return, filing, audit, protest, claim, suit, inquiry or other proceeding.

                                  ARTICLE XII.

                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

                  SECTION 11.1. CURRENT INTENT REGARDING BUSINESS EMPLOYEES;
WARN

                  Without making any other commitment regarding the Business Employees, Purchaser commits to hire, as of the Closing Date, no fewer than twenty-five (25) of the current Business Employees. Purchaser also states that its current intent is to hire most or all of the current Business Employees on or following the Closing Date. Purchaser assumes no obligation, liability, or responsibility of Seller with respect to the Business Employees. Purchaser's obligation with respect to the Business Employees who accept employment with Purchaser shall commence as of the Closing Date. Purchaser shall be responsible for any obligations or Liabilities to the Business Employees under the Worker Adjustment and Retraining Notification Act and any similar state or local "plant closing" law ("WARN") to the extent WARN thresholds are exceeded as a result of actions taken by the Purchaser on or after the Closing Date with respect to the Business Employees. Seller shall be responsible for any obligations or Liabilities to the Business Employees under WARN as a result of actions taken by Seller prior to the Closing Date.

                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

                  SECTION 12.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties to this Agreement made in this Agreement, subject to the exceptions thereto, will not be affected by any information furnished to, or any investigation conducted by, any of them or their representatives in connection with the subject matter of this Agreement. None of the representations and warranties contained in this Agreement shall survive the Closing.

                  SECTION 12.2. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one (1) Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven (7) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Seller and to Purchaser at the addresses indicated below:


         If to Purchaser:                 Rankin Automotive Group, Inc.
                                          3709 S. MacArthur Drive
                                          Alexandria, LA 71302
                                          Attention:  Randall B. Rankin
                                          Facsimile No. 318-443-9952

               With a copy                Michael Glass, Esq.
               (which shall not           1735 White Street
               constitute notice) to:     Alexandria, Louisiana 71301
                                          Facsimile No. 318-473-4062

         If to Seller:                    APS Holding Corporation
                                          15710 John F. Kennedy Blvd.
                                          Suite 700
                                          Houston, Texas 77032-2347
                                          Attention:  Bettina Whyte
                                          Facsimile No. 713-507-1323

               With a copy                Willkie Farr & Gallagher
               (which shall not           787 Seventh Avenue
               constitute notice) to:     New York, New York 10019-6099
                                          Attention:  Cornelius T.
                                              Finnegan III, Esq.
                                          Facsimile No. (212) 728-8111


or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

                  SECTION 12.3. AMENDMENTS. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by each of the parties hereto.

                  SECTION 12.4. ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the successors and assigns of each party to this Agreement (including any trustee appointed in respect of Seller under the Bankruptcy Code), but no rights, obligations or liabilities under this Agreement may be assigned by any party without the prior written consent of the other parties hereto.

                  SECTION 12.5. ANNOUNCEMENTS. All press releases, notices to customers and suppliers and other announcements prior to the Closing Date with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by both Purchaser and Seller prior to the issuance thereof; provided that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other party (which shall be Seller in the case of disclosure proposed to be made by Purchaser and Purchaser in the case of disclosure proposed to be made by Seller) prior to making such disclosure and provide such other party an opportunity to review the proposed disclosure).

                  SECTION 12.6. EXPENSES. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear all of its legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

                  SECTION 12.7. ENTIRE AGREEMENT. Other than the obligations set forth in the Confidentiality Agreements entered in contemplation of this Agreement, this Agreement and the Ancillary Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and are in full substitution for any and all prior agreements and understandings between them relating to such subject matter. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  SECTION 12.8. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  SECTION 12.9. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

                  SECTION 12.10. GOVERNING LAW; JURISDICTION. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. For so long as Seller is subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the Bankruptcy Court. After Seller is no longer subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the County of New Castle, State of Delaware or of the United States of America for the District of Delaware.

                  SECTION 12.11. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) an accounting term not otherwise defined has the meaning assigned to by GAAP; (c) the word "or" is not exclusive; (d) the words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation"; (e) words in the singular include the plural and in the plural include the singular; (f) provisions apply to successive events and transactions; and (g) "$" means the currency of the United States of America.

                  SECTION 12.12. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  SECTION 12.13. CONFIDENTIALITY. Seller and Purchaser agree to keep, and to cause each of their affiliates, directors, officers, and employees to keep, confidential any and all confidential information of the other party that either receives in the course of performing its obligations hereunder (except that such information may be shared, on a confidential basis, with the party's attorneys and auditors) and will not, without the other party's written consent, use any of such confidential information except as reasonably necessary to perform its duties under this or another of its agreements with the other party. Upon termination of this Agreement, each party will return, and will cause its affiliates to return, to the other party, all original documents and copies of the confidential information which are in its possession.

                  IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the day and year first written above.


SELLER:                                     PURCHASER:

AMERICAN PARTS SYSTEMS, INC.                RANKIN AUTOMOTIVE GROUP, INC.



BY:   /s/ BETTINA WHYTE                      BY:   /s/ RANDALL B. RANKIN
   -------------------------                    -------------------------
   Name:  Bettina Whyte                         Name:  Randall B. Rankin
   Title: President & CEO                       Title: President

AUTOPARTS FINANCE COMPANY, INC.


BY:   /s/ BETTINA WHYTE
   -------------------------
   Name:  Bettina Whyte
   Title: President & CEO


A.P.S., INC.



BY:   /s/ BETTINA WHYTE
   -------------------------
   Name:  Bettina Whyte
   Title: President & CEO

APS MANAGEMENT SERVICES, INC.



BY:   /s/ BETTINA WHYTE
   -------------------------
   Name:  Bettina Whyte
   Title: President & CEO

PARTS, INC.



BY:   /s/ BETTINA WHYTE
   -------------------------
   Name:  Bettina Whyte
   Title: President & CEO